Exhibit 99.1

RRD REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

2021 FULL YEAR NET SALES INCREASED 4% OVER PRIOR YEAR

TOTAL DEBT OF $1.47 BILLION AT LOWEST LEVEL SINCE THE SPIN IN 2016

REGULATORY APPROVALS FOR THE MERGER WITH CHATHAM HAVE BEEN OBTAINED; SUBJECT TO STOCKHOLDER VOTE SCHEDULED FOR FEBRUARY 23, TRANSACTION IS EXPECTED TO CLOSE EXPEDITIOUSLY THEREAFTER AND AS SOON AS FEBRUARY 25

Chicago, February 18, 2022 – R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”) today reported financial results for the fourth quarter and full year of 2021.

Full Year Key Messages

•

GAAP net sales, including the impact of foreign exchange and a disposition in early 2020, increased $197 million or 4.1%; Non-GAAP organic net sales increased 3.2% primarily from higher demand for many of the Company’s products and services

•	GAAP income from operations was up $55 million versus the prior year
•

Non-GAAP income from operations for the year improved $17 million despite headwinds in excess of $80 million which included one-time projects in the prior year related to COVID and the Census, unfavorable FX and valuation adjustments for certain incentive compensation awards caused by the stock price increase in 2021

•

Cash provided by operating activities in 2021 was $92.1 million as compared to $149.8 million in the prior year period; current year results include payments in excess of $100 million related to the planned merger, settlement of LSC bankruptcy related claims, repayment of half the payroll taxes deferred in 2020 and payments made to terminate certain interest rate swap agreements

•

Total debt outstanding of $1.47 billion at December 31, 2021 is down $37 million from the prior year end; Pension and OPEB plans are overfunded by $42 million at December 31, 2021 which is an improvement of $146 million from the $104 million underfunded amount at the prior year end

•	Gross leverage ratio of 3.6x and net leverage ratio of 2.9x both improved 0.1x from December 31, 2020 and represent lowest levels since 2016 spin

“We delivered a strong year of performance capped by fourth quarter results that exceeded our expectations. I am proud of the RRD team as we continue to successfully execute our strategy and navigate through the COVID-19 pandemic. Our full year 2021 adjusted income from operations and operating margin represent our third consecutive year of improved performance, while also representing our best performance in those metrics since 2016,” said Dan Knotts, RRD President and Chief Executive Officer. “We have remained laser focused on executing our strategic priorities and have a business that is consistently delivering profitable growth and improving margins through organic sales growth and a leaner cost structure. In addition, our balance sheet is in its best shape since the spin in 2016. I would like to thank our 32,000 employees for their many contributions and dedication to deliver the high level of business performance we have today for our stockholders. RRD is well positioned for continued success under the expected future ownership of Chatham Asset Management.”

Financial highlights

The following table provides an overview of RRD’s financial performance:

	4th Quarter Results
	Q4 2021	Q4 2020	% Change
Net sales	$1.38 billion	$1.35 billion	2.1%
Income from operations	$37.1 million	$78.1 million	(52.5%)
Diluted (loss) earnings per share from continuing operations	($0.19)	$0.46	nm

Adjusted income from operations - non-GAAP (1)	$96.4 million	$94.5 million	2.0%
Adjusted diluted earnings per share from continuing operations - non-GAAP (1)	$0.58	$0.71	(18.3%)

	Full Year Results
	FY 2021	FY 2020	% Change
Net sales	$4.96 billion	$4.77 billion	4.1%
Income from operations	$163.5 million	$108.1 million	51.2%
Diluted earnings (loss) per share from continuing operations	$0.04	($0.37)	nm

Adjusted income from operations - non-GAAP (1)	$256.3 million	$239.7 million	6.9%
Adjusted diluted earnings per share from continuing operations - non-GAAP (1)	$1.29	$1.21	6.6%

(1)

Refer to "Use of Non-GAAP Information" for additional information on the usage and presentation of non-GAAP financial measures, and refer to the schedules for reconciliations to the most directly comparable GAAP financial measures.

On December 14, 2021, RRD entered into a definitive merger agreement under which the Company agreed to be acquired by affiliates of Chatham Asset Management, LLC (“Chatham”), a leading private investment firm. Under the terms of the merger agreement, an affiliate of Chatham will acquire all of the outstanding shares of RRD common stock not already owned by Chatham and its affiliates for $10.85 per share in cash. Necessary regulatory approvals for the transaction have been obtained, and, subject to the stockholder vote scheduled for February 23, 2022, the transaction is expected to close expeditiously thereafter and as soon as February 25, 2022. Once the transaction closes, RRD’s shares will no longer trade on the New York Stock Exchange, and RRD will become a private company.

Net sales in the fourth quarter were $1.38 billion, up $28.6 million or 2.1% from the same period in 2020. While fourth quarter net sales benefitted $3 million due to changes in foreign exchange rates, the majority of the increase relates to higher client demand for many of the Company’s products and price increases to partially offset inflationary cost increases. Notably, net sales of Commercial Print products were up significantly due to strong demand for domestic trading cards as well as other printed products produced in China while net sales in Supply Chain Management were negatively impacted by the large one-time COVID projects in the prior year period. Organic net sales increased 1.9%.

Income from operations was $37.1 million in the fourth quarter of 2021 compared to income from operations of $78.1 million in the fourth quarter of 2020. The fourth quarter of 2021 included $40.8 million of expenses related to the planned merger, and net restructuring, impairment and other charges of $13.8 million which was an increase from $6.2 million in the prior year period.

Non-GAAP adjusted income from operations of $96.4 million in the fourth quarter of 2021 increased $1.9 million from the prior year period. The increase was primarily due to the impact of higher net sales and ongoing cost control initiatives partially offset by continued inflation.

Loss per share from continuing operations attributable to common stockholders was $0.19 in the fourth quarter of 2021 compared to earnings per share of $0.46 reported in the fourth quarter of 2020. The 2021 results reflect lower income from operations and higher income tax expense, partially offset by lower interest expense.

Non-GAAP adjusted earnings per share from continuing operations attributable to common stockholders of $0.58 in the fourth quarter of 2021 decreased from $0.71 in the fourth quarter of 2020 primarily due to higher income taxes, partially offset by lower interest expense and higher adjusted income from operations.

Other highlights and information (including discontinued operations in 2020)

Cash provided by operating activities during the twelve months ended December 31, 2021 was $92.1 million compared to $149.8 million in the prior year period. The 2021 results included payments of $44.2 million related to the planned merger, $31.1 million to settle LSC bankruptcy related claims, $17.5 million to repay half of the payroll taxes deferred in 2020 as part of the CARES Act and $9.2 million to terminate certain interest rate swap agreements. The current year results also reflect investments in working capital and lower restructuring, tax and interest payments in 2021 as compared to last year.

Capital expenditures in the twelve months ended December 31, 2021 were $73.3 million compared to $85.6 million in the prior year period.

As of December 31, 2021, cash on hand was $280.2 million, down $8.6 million from 2020. Total debt outstanding was $1.47 billion, down $36.8 million from 2020. Availability under the credit facility was $550.7 million at December 31, 2021. Total liquidity, including cash on hand, was $830.9 million, up from $739.2 million at September 30, 2021. As of December 31, 2021, there are no scheduled debt maturities prior to November 2023.

At December 31, 2021, the Company’s pension and OPEB plans were overfunded by $42 million which was an improvement of $146 million from the $104 million underfunded amount at December 31, 2020. The improvement in funded status is due primarily to updated actuarial assumptions, asset returns and slightly higher discount rates.

During 2020, the Company completed the sale of its DLS Worldwide, International Logistics and Courier Logistics businesses. The Company has reflected the Logistics businesses as discontinued operations, and the financial results of these businesses have been excluded from continuing operations and segment results for all periods presented unless otherwise noted.

Conference call

RRD will host a conference call to discuss its fourth quarter results on Friday, February 18, 2022 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Participants must register in advance in order to either join the webcast or request the dial-in information to join by telephone. Registration links for both the webcast and the telephone options are available on the Events & Presentations page of the Investor Relations website. For those unable to join live, a replay of the webcast will be available until April 30, 2022 under the Past Events section of the Investor Relations website.

A slide presentation will be available on the Investors section of the RRD web site at www.rrd.com or by clicking through this link.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With 25,000 clients and 32,000 employees across 28 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

For more information, visit the Company's web site at www.rrd.com.

Use of non-GAAP information

This news release contains non-GAAP financial measures, including non-GAAP SG&A, non-GAAP income from operations, non-GAAP Adjusted EBITDA, non-GAAP interest expense, non-GAAP effective tax rate, non-GAAP net earnings (loss) attributable to common stockholders, non-GAAP diluted earnings (loss) per share, non-GAAP organic net sales and gross and net leverage ratios. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about its operating results and enhance the overall ability to assess the Company’s financial performance. These measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. RRD uses these non-GAAP measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Additional information relating to the adjustments for the non-GAAP SG&A, non-GAAP income from operations, non-GAAP Adjusted EBITDA, non-GAAP effective tax rate, non-GAAP net earnings (loss) attributable to common stockholders, non-GAAP diluted earnings (loss) per share, non-GAAP organic net sales and gross and net leverage ratios for RRD is set forth in the attached schedules.

Use of forward-looking statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company and its expectations relating to future financial condition and performance, including the anticipated merger with an affiliate of Chatham. Statements that are not historical facts, including statements about RRD’s management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RRD believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RRD’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RRD’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in RRD’s periodic public filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those discussed under the “Risk Factors” section in RRD’s most recent Annual Report on Form 10-K filed with the Securities Exchange Commission (SEC) and other filings with the SEC, and in other investor communications of RRD from time to time. RRD does not undertake to and specifically disclaims any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact

Johan Nystedt, Senior Vice President, Finance

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

R. R. Donnelley & Sons Company
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2021 and 2020
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2021	2020	2021	2020
Net sales	$1,377.2	$1,348.6	$4,963.7	$4,766.3

Cost of sales (1)	1,104.9	1,059.8	3,994.9	3,789.2

Gross profit (1)	272.3	288.8	968.8	977.1
Selling, general and administrative expenses (SG&A) (1)	162.3	160.8	600.6	597.5
Restructuring, impairment and other charges-net	13.8	6.2	33.3	100.0
Depreciation and amortization	31.5	33.4	130.5	145.7
Other operating expense	27.6	10.3	40.9	25.8
Income from operations	37.1	78.1	163.5	108.1
Interest expense - net	29.2	32.4	127.6	135.1
Loss on debt extinguishment	0.9	2.6	7.1	3.0
Investment and other income - net	(4.8)	(3.3)	(19.9)	(14.1)
Income (loss) from continuing operations before income taxes	11.8	46.4	48.7	(15.9)
Income tax expense	25.2	13.0	44.9	10.0
Net (loss) income from continuing operations	(13.4)	33.4	3.8	(25.9)
Income from discontinued operations, net of tax	—	144.4	0.6	124.9
Net (loss) income	(13.4)	177.8	4.4	99.0
Less: income attributable to noncontrolling interests	0.5	0.2	0.7	0.5
Net (loss) income attributable to RRD common stockholders	$(13.9)	$177.6	$3.7	$98.5

Basic net (loss) earnings per share attributable to RRD common stockholders:
Continuing Operations	$(0.19)	$0.46	$0.04	$(0.37)
Discontinued Operations	$-	$1.99	$0.01	$1.73
Net (loss) earnings attributable to RR Donnelley stockholders	$(0.19)	$2.45	$0.05	$1.36

Diluted net (loss) earnings per share attributable to RRD common stockholders:
Continuing Operations	$(0.19)	$0.46	$0.04	$(0.37)
Discontinued Operations	$-	$1.99	$0.01	$1.73
Net (loss) earnings attributable to RR Donnelley stockholders	$(0.19)	$2.45	$0.05	$1.36

Weighted average common shares outstanding:
Basic	73.6	72.4	73.2	72.3
Diluted	73.6	72.6	74.5	72.3

Additional information:
Gross margin (1)	19.8%	21.4%	19.5%	20.5%
SG&A as a % of total net sales (1)	11.8%	11.9%	12.1%	12.5%
Operating margin	2.7%	5.8%	3.3%	2.3%
Effective tax rate	213.6%	28.0%	92.2%	(62.9%)

(1)	Exclusive of depreciation and amortization.

R. R. Donnelley & Sons Company
Consolidated Balance Sheets
As of December 31, 2021 and 2020
(UNAUDITED)
(in millions, except per share data)

	12/31/2021	12/31/2020
Assets

Cash and cash equivalents	$280.2	$288.8
Receivables, less allowances for credit losses	1,063.4	1,009.2
Inventories	352.7	302.1
Assets held-for-sale	9.2	23.1
Prepaid expenses and other current assets	101.3	133.4
Total Current Assets	1,806.8	1,756.6
Property, plant and equipment - net	408.4	438.8
Goodwill	405.4	410.6
Other intangible assets - net	49.8	68.8
Deferred income taxes	34.6	78.5
Operating lease assets	214.5	223.8
Other noncurrent assets	211.9	153.8
Total Assets	$3,131.4	$3,130.9

Liabilities

Accounts payable	895.3	804.5
Accrued liabilities and other	352.9	351.2
Short-term operating lease liabilities	70.8	73.4
Short-term and current portion of long-term debt	-	61.1
Total Current Liabilities	1,319.0	1,290.2
Long-term debt	1,466.3	1,442.0
Pension liabilities	62.5	89.5
Other postretirement benefits plan liabilities	-	55.8
Long-term income tax liability	60.3	68.3
Long-term operating lease liabilities	149.9	156.9
Other noncurrent liabilities	238.3	272.0
Total Liabilities	$3,296.3	$3,374.7

Equity

Common stock, $0.01 par value
Authorized: 165.0 shares;
Issued: 89.0 shares in 2021 and 2020	0.9	0.9

Additional paid-in capital	2,686.9	3,263.6
Accumulated deficit	(2,237.0)	(2,240.7)
Accumulated other comprehensive loss	(63.1)	(153.9)
Treasury stock, at cost, 13.8 shares in 2021 (2020 - 17.6 shares)	(566.4)	(1,127.6)
Total RRD stockholders' equity	(178.7)	(257.7)
Noncontrolling interests	13.8	13.9
Total Equity	$(164.9)	$(243.8)
Total Liabilities and Equity	$3,131.4	$3,130.9

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Cash Flows
For the Twelve Months Ended December 31, 2021 and 2020
(UNAUDITED)
(in millions)

	2021	2020

Net income	$4.4	$99.0
Adjustment to reconcile net income to net cash used in operating activities	129.0	34.7
Changes in operating assets and liabilities	(36.3)	25.6
Pension and other postretirement benefits plan contributions	(5.0)	(9.5)
Net cash provided by operating activities	$92.1	$149.8

Capital expenditures	(73.3)	(85.6)
All other cash provided by investing activities	18.0	390.6
Net cash (used in) provided by investing activities	$(55.3)	$305.0

Net cash used in financing activities	$(75.3)	$(329.3)

Effect of exchange rate on cash, cash equivalents and restricted cash	1.2	8.3

Net (decrease) increase in cash, cash equivalents and restricted cash	$(37.3)	$133.8

Cash, cash equivalents and restricted cash at beginning of year	357.6	223.8

Cash, cash equivalents and restricted cash at end of period	$320.3	$357.6

Supplemental cash flow disclosures:
Operating cash flows used in discontinued operations	$-	$(1.4)
Investing cash flows provided by discontinued operations	$-	$239.5

R. R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Three Months Ended December 31, 2021 and 2020
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended December 31, 2021							For the Three Months Ended December 31, 2020
	Cost of sales	SG&A (1)	Income from operations	Investment and other income - net	Income tax expense	Net (loss) income from continuing operations attributable to common stockholders	Net (loss) earnings from continuing operations attributable to common stockholders per diluted share	SG&A (1)	Income from operations	Investment and other income - net	Income tax (benefit) expense	Net (loss) income from continuing operations attributable to common stockholders	Net (loss) earnings from continuing operations attributable to common stockholders per diluted share
GAAP basis measures	$1,104.9	$162.3	$37.1	$(4.8)	$25.2	$(13.9)	$(0.19)	$160.8	$78.1	$(3.3)	$13.0	$33.2	$0.46

Non-GAAP adjustments:
Restructuring, impairment and other charges-net (2)	—	—	13.8	—	0.2	13.6	0.18	—	6.2	—	5.3	0.9	0.01
Merger-related expenses (3)	(0.1)	(17.8)	40.8	—	4.3	36.5	0.50	—	—	—	—	—	—
Loss on debt extinguishment	—	—	—	—	—	1.0	0.01	—	—	—	—	—	—
All other (4)	—	(0.1)	4.7	(0.5)	(0.3)	5.7	0.08	0.1	10.2	(1.4)	(3.3)	17.6	0.24
Total Non-GAAP adjustments	(0.1)	(17.9)	59.3	(0.5)	4.2	56.8	0.77	0.1	16.4	(1.4)	2.0	18.5	0.25
Non-GAAP measures	$1,104.8	$144.4	$96.4	$(5.3)	$29.4	$42.9	$0.58	$160.9	$94.5	$(4.7)	$15.0	$51.7	$0.71

Additional non-GAAP information:						2021	2020
Gross margin (1)						19.8%	21.4%
Adjusted SG&A as a % of total net sales (1)						10.5%	11.9%
Adjusted operating margin						7.0%	7.0%
Adjusted effective tax rate						40.6%	22.5%

(1)	Exclusive of depreciation and amortization.
(2)

Restructuring, impairment and other-net: charges incurred in the fourth quarter of 2021 included $13.8 million in restructuring charges including $9.8 million for multi-employer pension plan withdrawn obligations, primarily related to the final liability apportionment of the LSC MEPP between RRD and Donnelley Financial, and $2.1 million for employee terminations, partially offset by net gains on the sale of restructured facilities, including the Chile facility. Charges incurred in the fourth quarter of 2020 included $2.9 million for employee termination costs and $0.8 million for multi-employer pension plan withdrawal obligations, partially offset net gains on the sale of restructured facilities.

(3)

Merger-related expenses: includes $17.9 million of GAAP-only incentive compensation, a $12 million break fee paid to Atlas Holdings and other professional fees incurred in connection with the planned merger with Chatham.

(4)

All other: charges incurred in the fourth quarter of 2021 primarily included expenses related to the ongoing SEC and DOJ investigations, costs related to the investigation by Brazil regulators and costs related to the cybersecurity incident that occurred in December 2021. Charges incurred in the fourth quarter of 2020 primarily included expenses related to the ongoing SEC and DOJ investigations and costs related to the investigation by Brazil regulators.

R. R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Twelve Months Ended December 31, 2021 and 2020
(UNAUDITED)
(in millions, except per share data)

	For the Twelve Months Ended December 31, 2021								For the Twelve Months Ended December 31, 2020
	Cost of sales	SG&A (1)	Income from operations	Investment and other income - net	Interest Expense	Income tax expense	Net income from continuing operations attributable to common stockholders	Net earnings from continuing operations attributable to common stockholders per diluted share	SG&A (1)	Income from operations	Investment and other income - net	Income tax (benefit) expense	Net (loss) income from continuing operations attributable to common stockholders	Net (loss) earnings from continuing operations attributable to common stockholders per diluted share
GAAP basis measures	$3,994.9	$600.6	$163.5	$(19.9)	$127.6	$44.9	$3.1	$0.04	$597.5	$108.1	$(14.1)	$10.0	$(26.4)	$(0.37)

Non-GAAP adjustments:
Restructuring, impairment and other charges-net (2)	—	—	33.3	—	—	3.4	29.9	0.40	—	100.0	—	16.5	83.5	1.15
Merger-related expenses (3)	(0.1)	(17.8)	40.8	—	—	4.3	36.5	0.49	—	—	—	—	—	—
Loss on swap terminations	—	—	—	—	(9.2)	4.1	5.2	0.07	—	—	—	—	—	—
Loss on debt extinguishment	—	—	—	—	—	2.7	4.4	0.06	—	—	—	0.5	2.5	0.03
All other (4)	—	(0.7)	18.7	(0.5)	—	2.0	17.4	0.23	(5.9)	31.6	(1.4)	5.4	27.6	0.40
Total Non-GAAP adjustments	(0.1)	(18.5)	92.8	(0.5)	(9.2)	16.5	93.4	1.25	(5.9)	131.6	(1.4)	22.4	113.6	1.58
Non-GAAP measures	$3,994.8	$582.1	$256.3	$(20.4)	$118.4	$61.4	$96.5	$1.29	$591.6	$239.7	$(15.5)	$32.4	$87.2	$1.21

Additional non-GAAP information:						2021	2020
Gross margin (1)						19.5%	20.5%
Adjusted SG&A as a % of total net sales (1)						11.7%	12.4%
Adjusted operating margin						5.2%	5.0%
Adjusted effective tax rate						38.8%	27.0%

(1)	Exclusive of depreciation and amortization.
(2)

Restructuring, impairment and other-net: charges incurred in the year ending December 31, 2021 included $21.9 million in other restructuring charges, primarily lease terminations and environmental costs. It also included $10.7 million for multi-employer pension plan charges, primarily related to the final liability apportionment of the LSC MEPP between RRD and Donnelley Financial, and $8.4 million for employee termination costs, partially offset by net gains on the sale of restructured facilities. Charges incurred in the twelve months ended December 31, 2020 included pre-tax charges of $40.0 million of multi-employer pension plan charges, including $37.1 million related to LSC’s MEPP contingent obligation, $32.8 million for employee termination costs, and $33.8 million of other restructuring costs, partially offset by net gains on the sale of restructured facilities.

(3)

Merger-related expenses: includes $17.9 million of GAAP-only incentive compensation, a $12 million break fee paid to Atlas Holdings and other professional fees incurred in connection with the planned merger with Chatham.

(4)	All other: Primarily included expenses related to the ongoing SEC and DOJ investigations and costs related to the investigation by Brazil regulators.

R. R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Income (Loss) from Operations and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Three Months Ended December 31, 2021 and 2020
(UNAUDITED)
(in millions)

	Business Services	Marketing Solutions	Corporate	Consolidated
For the Three Months Ended December 31, 2021
Net sales	$1,074.2	$303.0	$—	$1,377.2
Income (loss) from operations	99.2	21.6	(83.7)	37.1
Operating margin %	9.2%	7.1%	nm	2.7%

Non-GAAP Adjustments
Restructuring, impairment and other charges-net	0.1	1.7	12.0	13.8
Merger-related expenses	—	—	40.8	40.8
Other	0.5	0.5	3.7	4.7
Total Non-GAAP adjustments	0.6	2.2	56.5	59.3

Non-GAAP income (loss) from operations	$99.8	$23.8	$(27.2)	$96.4
Non-GAAP operating margin %	9.3%	7.9%	nm	7.0%

Depreciation and amortization	21.8	7.4	2.3	31.5
Investment and other income-net (1)	1.3	-	4.0	5.3
Non-GAAP Adjusted EBITDA	$122.9	$31.2	$(20.9)	$133.2
Non-GAAP Adjusted EBITDA margin %	11.4%	10.3%	nm	9.7%

For the Three Months Ended December 31, 2020
Net sales	$1,059.8	$288.8	$-	$1,348.6
Income (loss) from operations	104.0	22.9	(48.8)	78.1
Operating margin %	9.8%	7.9%	nm	5.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges-net	(0.9)	2.4	4.7	6.2
Other	—	—	10.2	10.2
Total Non-GAAP adjustments	(0.9)	2.4	14.9	16.4

Non-GAAP income (loss) from operations	$103.1	$25.3	$(33.9)	$94.5
Non-GAAP operating margin %	9.7%	8.8%	nm	7.0%

Depreciation and amortization	23.4	9.6	0.4	33.4
Investment and other income-net (1)	0.9	—	3.8	4.7
Non-GAAP Adjusted EBITDA	$127.4	$34.9	$(29.7)	$132.6
Non-GAAP Adjusted EBITDA margin %	12.0%	12.1%	nm	9.8%
(1)

Represents amounts in investment and other income-net that are not non-GAAP adjustments, and primarily includes pension and postretirement benefits interest cost, expected return on plan assets and net amortization.

R. R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Income (Loss) from Operations and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Twelve Months Ended December 31, 2021 and 2020
(UNAUDITED)
(in millions)

	Business Services	Marketing Solutions	Corporate	Consolidated
For the Twelve Months Ended December 31, 2021
Net sales	$3,909.5	$1,054.2	$—	$4,963.7
Income (loss) from operations	292.4	61.5	(190.4)	163.5
Operating margin %	7.5%	5.8%	nm	3.3%

Non-GAAP Adjustments
Restructuring, impairment and other charges-net	7.0	7.5	18.8	33.3
Merger-related expenses	—	—	40.8	40.8
Other	0.5	0.5	17.7	18.7
Total Non-GAAP adjustments	7.5	8.0	77.3	92.8

Non-GAAP income (loss) from operations	$299.9	$69.5	$(113.1)	$256.3
Non-GAAP operating margin %	7.7%	6.6%	nm	5.2%

Depreciation and amortization	89.2	31.3	10.0	130.5
Investment and other income-net (1)	4.6	—	15.8	20.4
Non-GAAP Adjusted EBITDA	$393.7	$100.8	$(87.3)	$407.2
Non-GAAP Adjusted EBITDA margin %	10.1%	9.6%	nm	8.2%

For the Twelve Months Ended December 31, 2020
Net sales	$3,685.2	$1,081.1	$—	$4,766.3
Income (loss) from operations	227.9	56.3	(176.1)	108.1
Operating margin %	6.2%	5.2%	nm	2.3%

Non-GAAP Adjustments
Restructuring, impairment and other-net	21.4	9.9	68.7	100.0
Other	0.2	0.1	31.3	31.6
Total Non-GAAP adjustments	21.6	10.0	100.0	131.6

Non-GAAP income (loss) from operations	$249.5	$66.3	$(76.1)	$239.7
Non-GAAP operating margin %	6.8%	6.1%	nm	5.0%

Depreciation and amortization	95.1	47.2	3.4	145.7
Investment and other income-net (1)	3.3	—	12.2	15.5
Non-GAAP Adjusted EBITDA	$347.9	$113.5	$(60.5)	$400.9
Non-GAAP Adjusted EBITDA margin %	9.4%	10.5%	nm	8.4%
(1)

Represents amounts in investment and other income-net that are not non-GAAP adjustments, and primarily includes pension and postretirement benefits interest cost, expected return on plan assets and net amortization.

R. R. Donnelley & Sons Company
Reconciliation of Reported to Organic Net Sales
For the Three and Twelve Months Ended December 31, 2021
(UNAUDITED)

	For the Three Months Ended December 31, 2021
	Business Services	Marketing Solutions	Consolidated
Reported net sales change	1.4%	4.9%	2.1%
Less:
Year-over-year impact of changes in foreign currency rates	0.3%	---%	0.2%

Net organic sales change	1.1%	4.9%	1.9%

	For the Twelve Months Ended December 31, 2021
	Business Services	Marketing Solutions	Consolidated
Reported net sales change	6.1%	(2.5%)	4.1%
Less:
Year-over-year impact of changes in foreign currency rates	1.4%	---%	1.1%
Year-over-year impact of dispositions (1)	(0.2%)	---%	(0.2%)

Net organic sales change	4.9%	(2.5%)	3.2%

(1)	Adjusted for net sales of RRD Chile, disposed of in the first quarter of 2020.

R. R. Donnelley & Sons Company
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
For the Three and Twelve Months Ended December 31, 2021 and 2020
(UNAUDITED)
(in millions)

	For the Three Months Ended December 31,
	2021	2020
GAAP net (loss) income from continuing operations attributable to RRD common stockholders	$(13.9)	$33.2

Adjustments
Income attributable to noncontrolling interests	0.5	0.2
Income tax expense	25.2	13.0
Interest expense - net	29.2	32.4
Depreciation and amortization	31.5	33.4
Restructuring, impairment and other charges-net	13.8	6.2
Loss on debt extinguishment	0.9	2.6
Merger-related expenses	40.8	—
Other	5.2	11.6
Total Non-GAAP adjustments	147.1	99.4
Non-GAAP adjusted EBITDA	$133.2	$132.6

Net sales	$1,377.2	$1,348.6
Non-GAAP adjusted EBITDA margin %	9.7%	9.8%

	For the Twelve Months Ended December 31,
	2021	2020
GAAP net income (loss) from continuing operations attributable to RRD common stockholders	$3.1	$(26.4)

Adjustments
Income attributable to noncontrolling interests	0.7	0.5
Income tax expense	44.9	10.0
Interest expense - net	127.6	135.1
Depreciation and amortization	130.5	145.7
Restructuring, impairment and other charges-net	33.3	100.0
Loss on debt extinguishment	7.1	3.0
Merger-related expenses	40.8	—
Other	19.2	33.0
Total Non-GAAP adjustments	404.1	427.3
Non-GAAP adjusted EBITDA	$407.2	$400.9

Net sales	$4,963.7	$4,766.3
Non-GAAP adjusted EBITDA margin %	8.2%	8.4%

R. R. Donnelley & Sons Company
Debt Leverage Ratios
As of December 31, 2021 and 2020
(UNAUDITED)

	As of December 31,
	2021	2020
Gross Leverage Ratio
Total Debt	1,466.3	1,503.1

Trailing 12 months adjusted EBITDA	407.2	400.9
on a continuing basis

Gross Leverage Ratio	3.6x	3.7x

Net Leverage Ratio
Total Debt	1,466.3	1,503.1
Less Cash and cash equivalents	280.2	288.8
Net Debt	1,186.1	1,214.3

Trailing 12 months adjusted EBITDA	407.2	400.9
on a continuing basis

Net Leverage Ratio	2.9x	3.0x